UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)      November 29, 2007
AFC Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

5555 Glenridge Connector, NE, Suite 300,
Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 459-4450
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2007, AFC Enterprises, Inc. (the “Company”) announced the retirement of Frank J. Belatti, Chairman of the Company’s Board of Directors, effective November 29, 2007.
The Company also announced the appointment of John M. Cranor, a member of the Company’s Board of Directors since November of 2006, to succeed Mr. Belatti as Chairman of the Company’s Board of Directors. A copy of the Company’s press release regarding Mr. Cranor’s appointment as Chairman of the Company’s Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.
On December 4, 2007, the Company announced that its Board of Directors had approved an increase in its share repurchase program. A copy of the Company’s press release regarding the increase in its share repurchase program is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated December 3, 2007 regarding appointment of John M. Cranor as Chairman of the Board of Directors

99.2	Press Release dated December 4, 2007 regarding an increase in share repurchase program

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.
Date: December 4, 2007	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel and Corporate Secretary